Exhibit 10.10

SALE, PURCHASE AND ESCROW AGREEMENT

BETWEEN

VERANDAH OWNER LIMITED PARTNERSHIP

(Seller)

AND

HARVARD PROPERTY TRUST, LLC

(Purchaser)

AND

PARTNERS TITLE COMPANY

(Escrow Agent)

TABLE OF CONTENTS

7.3	Purchaser’s Closing Costs	16

ARTICLE VIII DISTRIBUTION OF FUNDS AND DOCUMENTS		16
8.1	Delivery of the Purchase Price	16
8.2	Other Monetary Disbursements	16
8.3	Recorded Documents	16
8.4	Documents to Purchaser	16
8.5	Documents to Seller	17
8.6	All Other Documents	17

ARTICLE IX RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION		17
9.1	Return of Seller’s Documents	17
9.2	Return of Purchaser’s Documents	17
9.3	Deposit	18
9.4	Disbursement of Deposit	18
9.5	No Effect on Rights of Parties; Survival	18

ARTICLE X DEFAULT		18
10.1	Seller’s Remedies	18
10.2	Purchaser’s Remedies	19

ARTICLE XI REPRESENTATIONS AND WARRANTIES		20
11.1	Seller’s Warranties and Representations	20
11.2	Purchaser’s Warranties and Representations	23
11.3	No Other Warranties and Representations	24

ARTICLE XII CASUALTY AND CONDEMNATION		25
12.1	Uniform Vendor and Purchaser Act Not Applicable	26

ARTICLE XIII CONDUCT PRIOR TO CLOSING		26
13.1	Conduct	26
13.2	Actions Prohibited	27
13.3	Modification of Existing Leases and Service Contracts	28
13.4	New Leases and Contracts	28
13.5	Right to Cure	28

ARTICLE XIV OCCUPANCY CONTINGENCY		28

ARTICLE XV NOTICES		29

ARTICLE XVI TRANSFER OF POSSESSION		31
16.1	Transfer of Possession	31
16.2	Delivery of Documents at Closing	31

ARTICLE XVII GENERAL PROVISIONS		31
17.1	Captions	31
17.2	Exhibits	31

17.3	Entire Agreement	31
17.4	Modification	32
17.5	Attorneys’ Fees	32
17.6	Governing Law	32
17.7	Time of Essence	32
17.8	Survival of Warranties	32
17.9	Assignment by Purchaser	32
17.10	Severability	33
17.11	Successors and Assigns	33
17.12	Interpretation	33
17.13	Counterparts	33
17.14	Recordation	33
17.15	Limitation on Liability	33
17.16	Possession of Advisor	34
17.17	Business Day	34
17.18	Waiver of Jury Trial	34

ARTICLE XVIII ESCROW AGENT DUTIES AND DISPUTES		34
18.1	Other Duties of Escrow Agent	34
18.2	Disputes	35
18.3	Reports	35

EXHIBITS

EXHIBIT A	—	Description of Land
EXHIBIT B	—	Rent Roll
EXHIBIT C	—	Form of Assignment of Leases and Contracts
EXHIBIT D	—	Form of Blanket Conveyance, Bill of Sale and Assignment
EXHIBIT E	—	Intentionally Omitted
EXHIBIT F	—	Service Contracts
EXHIBIT G	—	Form of Notice to Tenants
EXHIBIT H	—	FIRPTA Affidavit
EXHIBIT I	—	Form of Deed
EXHIBIT J	—	Personal Property
EXHIBIT K	—	Due Diligence Materials
EXHIBIT L	—	Lease Guidelines

INDEX OF DEFINED TERMS

Term	Section

Additional Funds	2.1.2
Advisor	5.4
Apartment Development	1.1
Assignment of Escrow Accounts	4.2.9
Assignment of Leases and Contracts	4.1.2
Assumption Documents	4.2.8
Blanket Conveyance	4.1.3
Closing	6.1
Code	11.2.5
Deed	4.2.1
Deposit	2.1.1
Due Diligence Materials	5.4
ERISA	11.2.5
Escrow Agent	Introduction
Existing Survey	5.1
Final Closing Date	6.1
Guarantor	3.2.4
Improvements	1.2(a)
Indemnitor	3.2.4
Inspection Period	5.6
Intangibles	1.2(e)
Land	1.2(a)
Lender	2.4
Lender Consent	2.4(e)
Lender Consent Notice	2.4(e)
Leases	1.2(c)
Limitation Period	10.2
Lists	11.1.11(2)(a)
Loan	2.4(a)
Loan Assumption Fee	7.2
Loan Documents	2.4(a)
Maximum Liability Cap	16.15
Mortgage	2.4(a)
Note	2.4(a)
Occupancy Condition	Art. XV
OFAC	11.1.14
Option Consideration	2.5
Order(s)	11.1.14
Original Lender	2.4(a)
Owner’s Affidavit	4.2.10
Permitted Exceptions	5.3

Permitted Outside Parties	5.9
Personal Property	1.2(b)
Property	1.2
Property Documents	5.9
Purchase Price	2.1
Purchaser	Introduction
Purchaser’s Action	10.1
Purchaser Assumption Documents	4.1.6
Real Property	1.2(a)
Rent Ready Condition	13.1.4
Rent Roll	1.2(c)
Seller	Introduction
Seller Assumption Documents	4.2.8
Seller Parties	16.15
Seller’s Broker	11.1.1
Service Contracts	1.2(d)
Survey	5.1
Tenant Payments	7.1.1
Title Commitment	3.1.3(i)
Title Company	3.1.3
Title Cure Period	5.3
Title Documents	5.3
Title Objections	5.3
Title Policy	3.1.3
Title Report	5.2
Title Review Period	5.3
Underlying Documents	3.1.3(i)

SALE, PURCHASE AND ESCROW AGREEMENT

This Agreement, dated as of January 26, 2009, is made by and between Verandah Owner Limited Partnership, a Delaware limited partnership (“Seller”), and Harvard Property Trust, LLC, a Delaware limited liability company (“Purchaser”) and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Purchaser and Partners Title Company (“Escrow Agent”), the consent of which appears at the end hereof.

ARTICLE I

PURCHASE AND SALE

1.1                               Background.  Seller is the owner of a 301-unit apartment development commonly known as The Verandah at Meyerland Apartments (the “Apartment Development”) located at 4620 N. Braeswood Avenue, Houston, Harris County, Texas.  Purchaser is willing to enter into a contract to buy the Apartment Development on the terms provided in this Agreement, and Seller has indicated that it is willing to enter into a contract to sell the Apartment Development to Purchaser on the terms provided herein.

1.2                               Purchase and Sale.  Seller shall sell and convey to Purchaser, and Purchaser shall buy from Seller, the Property (as hereinafter defined) for the consideration and upon and subject to the terms, provisions, and conditions of this Agreement. The “Property” means:

(a)                                  to the extent owned by Seller, the land situated in Harris County, Texas, more particularly described in Exhibit A (the “Land”), together with: (i) the Apartment Development and other improvements situated on the Land and all other structures, fixtures, buildings, and improvements situated on the Land (such buildings, structures, fixtures, and improvements being herein called the “Improvements”); (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements; (iii) all rights, titles, powers, privileges, licenses, easements, rights-of-way, and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land; (iv) and all rights, titles, powers, privileges, interests, licenses, easements, and rights-of-way appurtenant or incident to any of the foregoing, including, without limitation, to the extent owned by Seller, all mineral, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, air rights, water, water rights, riparian rights, and water stock relating to the Land (Land and Improvements being sometimes collectively herein referred to as the “Real Property”);

(b)                                 all equipment, fixtures, appliances, inventory, and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in the Land or the Improvements, including, without limitation, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (the “Personal Property”), a current list of the Personal Property being attached hereto as Exhibit J;

(c)                                  all right, title, and interest of Seller in and to all leases, rental agreements, licenses, and other similar arrangements permitting occupancy or use by another of any apartment unit in the Improvements or any other space or area on the Land or in the Improvements, a current rent roll as of the date shown thereon being attached hereto as Exhibit B (the “Rent Roll”) (collectively, “Leases”), all guaranties of Leases, all rents, revenues, income, profits and receipts due under Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property, and all security and other deposits and advance payments under Leases (subject to proration as provided in this Agreement);

(d)                                 all right, title, and interest of Seller in and to all contracts to which Seller is a party relating to the operation, maintenance, or management of the Property, including any agreements for electric, gas, telephone, cable television, security alarm monitoring, sewer, trash collection or similar services, supply contracts, and brokerage and leasing agreements (collectively, the “Service Contracts”) to the extent that Service Contracts are assignable without consent, a current list of Service Contracts being attached hereto as Exhibit F, but specifically excluding any contract with any affiliate of Seller (which shall be terminated on or prior to the date of Closing (as hereinafter defined)) and specifically excluding any contracts terminated by Seller pursuant to Section 5.6;

(e)                                  all right, title and interest of Seller in and to (i) all transferable permits, licenses, approvals, utility rights, development rights and similar rights related to the Property, if any, whether granted by governmental authorities or private persons, to the extent that such transferable permits, licenses, approvals, utility rights, development rights and similar rights are assignable without consent, (ii) all trademarks, trade names, or symbols under which the Land or the Improvements (or any part thereof) is operated including, without limitation, the name of “The Verandah at Meyerland” and the Internet domain name www.verandahmeyerland.com, (iii) all telephone numbers serving the Apartment Development, (iv) all of the right, title, and interest in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind that relate to the Land, the Improvements or the Personal Property in the possession of or under the control of Seller, and (v) all assignable warranties and  guaranties covering all or any part of the Property provided by any person and expressly including any warranty or guaranty from an affiliate of Seller, if any, (collectively, the “Intangibles”), provided that any cost to assign or transfer any of the Intangibles shall be paid by Purchaser; and

(f)                                    all other rights, privileges and appurtenances owned by Seller directly relating to the above-described properties.

ARTICLE II

PURCHASE PRICE

2.1                               Price.  In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of TWENTY-NINE MILLION AND TWO-HUNDRED THOUSAND DOLLARS ($29,200,000) (the “Purchase Price”), which shall be paid by Purchaser as follows:

2.1.1                     Deposit.  Purchaser has delivered concurrently with its execution of this Agreement, or will deliver within two (2) business days, to Escrow Agent by bank wire of immediately available funds the sum of TWO-HUNDRED THOUSAND DOLLARS ($200,000) (the “Deposit”).

2.1.2                     Addition to Deposit.  On or before the expiration of the Investigation Period (as defined in Section 5.7), Purchaser shall deliver to Escrow Agent, by bank wire transfer of immediately available funds, an additional TWO-HUNDRED THOUSAND DOLLARS ($200,000) (the “Additional Funds”), unless Purchaser shall have terminated this Agreement in accordance with Section 5.7.  The Additional Funds shall be deemed part of the Deposit, for an aggregate Deposit of four-hundred thousand Dollars ($400,000).  If Purchaser fails to deliver the Additional Funds to Escrow Agent on or before the expiration of the Investigation Period (provided Purchaser has not terminated this Agreement in accordance with Section 5.7), such failure shall be a default under this Agreement.

2.1.3                     Balance of Purchase Price.  Purchaser shall, at least one (1) day before the Closing (as defined in Section 6.1), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price, it being understood that Purchaser shall receive a credit against the Purchase Price in the amount of the outstanding principal balance of the Loan (as described in Section 2.4 below) as of the date of Closing which shall be $24,000,000, and which Purchaser shall assume subject to the terms thereof at Closing.  The balance of the Purchase Price received by Seller at Closing shall be adjusted to reflect prorations and other adjustments pursuant to Article VII.

2.2                               Investments.  Following the collection of the Deposit, Escrow Agent shall, at the direction of Purchaser, invest the Deposit in:

(i)                                     obligations of the United States government, its agencies or independent departments;

(ii)                                  certificates of deposit issued by a banking institution whose principal office is in New York City or Houston with assets in excess of $1 billion; or

(iii)                               an interest-bearing account of a banking institution whose principal office is in New York City or Houston with assets in excess of $1 billion.

No investment of the Deposit shall have a maturity date beyond the Final Closing Date (as defined in Section 6.1).

2.3                               Interest on the Deposit.  Any interest earned on the Deposit shall be credited and delivered to the party entitled to receive the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.

2.4                               Existing Loan.  (a)  Seller has advised Purchaser that, as of the date of this Agreement, the Property is encumbered by a lien securing certain indebtedness (the “Loan”), which indebtedness is more particularly described in that certain Deed of Trust and Security Agreement given by Seller to Charles E. Odom, as trustee for Deutsche Banc Mortgage Capital, L.L.C., a Delaware limited liability company, as beneficiary (the “Original Lender”) dated as of August 11, 2006 and recorded on August 14, 2006 under Clerk’s File No. Z524614 of the Official Public Records of Harris County, Texas, as assigned by Original Lender to Wells Fargo Bank, N.A. as trustee for the Registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4 (the “Lender”) pursuant to that certain Assignment of Deed of Trust and Security Agreement and Assignment of Assignment of Leases and Rents by Original Lender in favor of Lender dated as of August 29, 2006 and recorded on December 29, 2006 under Clerk’s File No. 20060294331 of the Official Public Records of Harris County, Texas (collectively, the “Mortgage”) and the Promissory Note in the original principal amount of $24,000,000 dated as of August 11, 2006 payable to Original Lender (the “Note” and together with the Mortgage, collectively the “Loan Documents”).  Provided that Seller and Purchaser obtain the approval of Lender as herein provided, Purchaser shall assume the Loan at Closing, subject to the terms and provisions of the Loan Documents.

(b)                                  Promptly after the execution of this Agreement and the delivery to Seller of such information as is currently available to Purchaser to satisfy the requirements of Lender with respect to a transfer of the Property, Seller shall deliver to Lender a loan assumption request together with the applicable application fee set forth in the Loan Documents.  Purchaser and Seller shall then use commercially reasonable efforts to pursue the approval of Lender to the assignment and assumption of the Loan. Purchaser and Seller hereby agree to cooperate with the other in connection with the foregoing, including, without limitation, promptly furnishing all financial and other information reasonably required by Lender in connection with the foregoing, including without limitation any relating both to Purchaser and its partners or members, and otherwise satisfying Lender’s transfer requirements.

(c)                                   Purchaser shall have the right to contact Lender directly to discuss the Loan and the terms of any assumption thereof, provided Purchaser shall use commercially reasonable efforts to advise Seller of all material matters (excluding confidential financial information) that Purchaser discusses with Lender with respect to the assignment and assumption of the Loan.

(d)                                  In connection with the assumption of the Loan, Purchaser shall be solely responsible for the payment of any and all Lender application fees, $50,000 of the Loan assumption fee and other Lender fees and expenses (including Lender attorneys’ fees), including, without limitation, any portion thereof required to be paid at the time the request for consent is submitted to Lender, and any rating agency fees, provided however that Seller shall be obligated to pay $190,000 of the one percent (1%) Loan assumption fee ($240,000) and all of its expenses in connection with obtaining Lender Consent, including its own attorney fees.

(e)                                   Seller and Purchaser shall use commercially reasonable efforts to obtain Lender’s agreement to the form of Loan Assumption and Consent Agreement in a form that is satisfactory to Purchaser, Lender and Seller (the “Lender Consent”).  If Purchaser and Lender are unable to agree upon an acceptable form of assumption agreement within thirty (30) days after Purchaser is in receipt of draft loan assumption documents from the Lender, Purchaser shall notify Seller in writing specifying the issues with respect to which Purchaser and Lender have failed to agree (the “Lender Consent Notice”).  Thereafter, Seller and/or Purchaser may terminate this Agreement by written notice to the other delivered within five (5) business days after receipt of the Lender Consent Notice, in which event, the obligations of the parties hereunder shall be null and void and of no further force and effect except those expressly stated to survive termination of this Agreement and the Deposit shall be returned to Purchaser, within five (5) business days after receipt of the termination notice by the non-terminating party.

2.5                               Option Consideration.  Seller hereby acknowledges receipt of the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) cash (the “Option Consideration”) from Purchaser, as consideration for execution of this Agreement by Seller. If the purchase and sale of the Property is consummated pursuant to this Agreement, the Option Consideration shall be applied toward the cash portion of the Purchase Price paid by Purchaser. If this Agreement is terminated pursuant to a default by Seller hereunder, the Option Consideration shall be immediately returned by Seller to Purchaser. If this Agreement is terminated for any reason other than a default by Seller hereunder, Seller shall be entitled to retain the Option Consideration.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

3.1                               Conditions to Purchaser’s Obligation to Purchase.  Purchaser’s obligation to purchase is expressly conditioned upon each of the following:

3.1.1                     Performance by Seller.  Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder.

3.1.2                     Delivery of Title and Possession.  Delivery at the Closing of (i) all Closing documents as set forth in Section 4.2 hereof and (ii) possession as provided in Section 17.1.

3.1.3                     Title Insurance.  Delivery at the Closing of the standard current form of Texas Land Title Association (TLTA) owner’s policy of title insurance (the “Title

Policy”), or an irrevocable commitment to issue the same, with liability in the amount of the Purchase Price issued by Partners Title Company as agent for Chicago Title Insurance Company (the “Title Company”), insuring that good and indefeasible fee title to the Real Property vests in Purchaser subject to the Permitted Exceptions (as defined in Section 5.3) and the standard printed exceptions.

(i)                                     Purchaser will procure a commitment for title insurance issued by the Title Company (the “Title Commitment, and all supporting encumbrance documents (the “Underlying Documents”).

(ii)                                  Seller will pay via a closing adjustment the base premium for the basic cost of the Title Policy not to exceed $91,577.00.  At its option, Purchaser may direct the Title Company to issue additional title insurance endorsements if Purchaser pays for the extra cost of such additional endorsements, provided that the Title Company’s failure to issue any such additional endorsements shall not affect Purchaser’s obligations under this Agreement.

3.1.4                     Seller’s Representations.  The representations and warranties by Seller set forth in Section 11.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 11.1) to which Purchaser does not object in writing by the later of (i) three business days after receipt thereof or (ii) the end of the Investigation Period.

3.1.5                     Loan Assumption.  Lender’s willingness to execute and deliver Lender’s Consent .

3.2                               Conditions to Seller’s Obligation to Sell.  Seller’s obligation to sell is expressly conditioned upon each of the following:

3.2.1                     Performance by Purchaser.  Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

3.2.2                     Receipt of Purchase Price.  Receipt of the Purchase Price and any adjustments due Seller under Article VII at the Closing in the manner herein provided.

3.2.3                     Loan Assumption.  Purchaser’s assumption of the Loan in accordance with Section 2.4 hereof and Purchaser’s satisfaction of all conditions required by Lender in connection therewith.

3.2.4                     Release. Release of all indemnities from Harry Bookey (the “Guarantor”) and Seller (collectively, the “Indemnitor”) with respect to that certain Environmental Indemnity Agreement dated August 11, 2006, by Indemnitor in favor of Original Lender, and the release of Guarantor from obligations and liability under the Guaranty and Indemnity dated as of August 11, 2006, by Guarantor in favor of Original Lender.  In addition, Seller’s obligation to sell is conditioned upon Seller’s receipt from Lender of a release of all of Seller’s obligations under the Loan Documents accruing on and after the Closing.

ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT

4.1                               Purchaser’s Deliveries.  Purchaser shall, at or before the Closing, deliver to Escrow Agent each of the following:

4.1.1                     Purchase Price.  The balance of the Purchase Price as set forth in Article II.

4.1.2                     Assignment of Leases and Contracts.  Four (4) executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests (the “Assignment of Leases and Contracts”) in the form of Exhibit C.

4.1.3                     Blanket Conveyance, Bill of Sale and Assignment.  Four (4) executed counterparts of a blanket conveyance, bill of sale, and assignment (the “Blanket Conveyance”) in the form of Exhibit D.

4.1.4                     Closing Statement.  An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.1.5                     Cash – Prorations.  The amount, if any, required of Purchaser under Article VII.

4.1.6                     Loan Assumption.  Such documents as may reasonably be required by Lender to be executed or delivered by Purchaser in connection with the assumption by Purchaser of the Loan (the “Purchaser Assumption Documents”).

4.2                               Seller’s Deliveries.  Seller shall, at or before the Closing, deliver to Escrow Agent each of the following:

4.2.1                     Deed.  A special warranty deed (the “Deed”) in the form of Exhibit I with respect to the Real Property, executed and acknowledged by Seller, pursuant to which Seller shall convey title to the Real Property subject to the Permitted Exceptions as defined in Section 5.3 hereof.

4.2.2                     Assignment of Leases and Contracts.  Four (4) executed counterparts of the Assignment of Leases and Contracts in the form of Exhibit C, and (whether through the closing escrow or through such other method of delivery as the parties may establish) original executed Leases (or copies if originals are not in Seller’s possession) and the Service Contracts which are to be assumed hereunder pursuant to Section 5.6 hereof.

4.2.3                     Blanket Conveyance, Bill of Sale and Assignment.  Four (4) executed counterparts of the Blanket Conveyance.

4.2.4                     Notices to Tenants.  A notice signed by Seller (or Seller’s manager for the Improvements) addressed to the tenants under the Leases in the form of Exhibit G.

4.2.5                     FIRPTA Affidavit.  Four (4) executed copies of an affidavit in the form of Exhibit H with respect to the Foreign Investment in Real Property Tax Act.

4.2.6                     Closing Statement.  An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.2.7                     Cash – Prorations.  The amount, if any, required of Seller under Article VII.

4.2.8                     Loan Assumption.  Such documents as may reasonably be required by Lender to be executed or delivered by Seller in connection with the assumption by Purchaser of the Loan (the “Seller Assumption Documents,” together with the Purchaser Assumption Documents, the “Assumption Documents”).

4.2.9                     Assignment of Deed of Trust Escrow Accounts.  Four (4) executed counterparts of the Assignment of Deed of Trust Escrow Accounts (the “Assignment of Escrow Accounts”).

4.2.10              Owner’s Affidavit.  A customary owner’s affidavit (the “Owner’s Affidavit”) in a form reasonably satisfactory to the Title Company certifying to the Title Company that there are no unpaid bills or claims relating to the Property as of the date of Closing except as specified, and whatever documentation may be reasonably requested or required in order to confirm the proper authority of Seller to consummate this transaction and to issue the Title Policy.

4.3                               Failure to Deliver.  The failure of Purchaser or Seller to make any delivery required above by and in accordance with this Article IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.

ARTICLE V

INVESTIGATION OF PROPERTY

5.1                               Survey.  Seller has, in accordance with Section 5.6 below and as one of the Due Diligence Materials (as defined therein), delivered to Purchaser an existing survey of the Land and Improvements prepared by Terra Surveying Co., Inc. (the “Existing Survey”).  Within the Title Review Period (hereinafter defined), Purchaser, using commercially reasonable efforts, and at its sole expense, shall cause to be delivered to Seller and Title Company a current plat of an “as-built” “update” of the Existing Survey in form acceptable to Purchaser (the “Survey”), and a field note description thereof, prepared and certified as to all matters shown thereon by a licensed professional engineer or surveyor acceptable to the Title Company and in such form and substance sufficient to permit deletion from the Title Policy of the survey exception except for “shortages in area”.

5.2                               Intentionally Deleted.

5.3                               Review of Survey and Title.  Purchaser shall have a period (the “Title Review Period”) ending at 5 p.m. Central Standard Time fifteen (15) days after the Effective Date within which to review the Survey, the Title Commitment, and the Underlying Documents (collectively, “Title Documents”) and give Seller written notice of its objection to the condition of title reflected by the Title Documents (the “Title Objections”). With regard to any objection so made by Purchaser, Seller shall reasonably cooperate with Purchaser to remedy such objection, but Seller shall not be obligated to pay any sum of money or to incur any obligation or liability to any third party as any inducement to remove an objection to title other than (i) a voluntary lien against the Property recorded subsequent to the date of the Title Commitment and consented to by Seller, or (ii) any mechanic’s or materialman’s lien arising from work contracted for by Seller.  If Seller does not cure such objections or agree in writing to cure such objections within ten (10) days after receipt of Purchaser’s written objections (the “Title Cure Period”), Purchaser may, at its option, (i) waive such uncured objections and accept such title as Seller can deliver, or (ii) terminate this Agreement by notice in writing delivered to Seller within five (5) business days after the end of the Title Cure Period and receive back the Deposit.  In such event, if no termination notice is given under (ii) above, Purchaser shall be deemed to have waived such uncured objections and shall accept such title as Seller can deliver.  In the event of such termination, neither party shall have any further rights or obligations under this Agreement except for those that expressly survive the termination hereof.  In the event Purchaser fails to furnish Seller, on or before the end of the Title Review Period, either written notice that the Survey, the Title Report, and the Underlying Documents are satisfactory, or written notice of Purchaser objections to the Survey, the Title Report, and/or the Underlying Documents, Purchaser shall be deemed to have waived any objection to the Survey, Title Report, and the Underlying Documents and shall accept such title as Seller can deliver.  In any event, any title matters that Seller does not expressly agree in writing to cure by written notice to Purchaser or that Seller is not expressly obligated to cure as provided above and that the Title Company does not agree to remove shall be “Permitted Exceptions” and deemed waived by Purchaser if Purchaser does not elect to terminate this Agreement prior to the expiration of the Title Cure Period.  The term “Permitted Exceptions” shall mean: the specific exceptions in the Title Report that the Title Company has not agreed to remove from the Title Report as of the end of the Title Cure Period and that Seller is not required to remove as provided above; any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser prior to or as of the Closing or matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Title Cure Period; real estate taxes not yet due and payable; rights of tenants under the Leases and any other leases executed in accordance with this Agreement after the date hereof, and the rights of tenants thereunder; rights of tenants or licensees under Service Contracts not terminated as of Closing; all exceptions (including printed exceptions) to title contained or disclosed in the Title Commitment other than Title Objections identified and not thereafter waived by Purchaser; all matters, rights and interests that would be discovered by an inspection or survey of the Property; and the deed of trust and any other security instruments securing or evidencing the Loan.

5.4                               Inspection of Property.  Seller, at its expense, shall deliver or make available to Purchaser copies of all material documents on the attached list attached hereto as Exhibit K, in addition to materials and documents previously delivered to Purchaser (together, the “Due Diligence Materials”) Purchaser and its agents and duly authorized representatives shall have the right to inspect the condition of the Land, Improvements and Personal Property and the books and records of Seller pertaining thereto during reasonable business hours.  Seller hereby agrees to give Purchaser its reasonable cooperation in connection with such inspections, provided that (i) Purchaser must give Seller twenty-four (24) hours’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent may be given, withheld or conditioned in Seller’s sole discretion), (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place not less than $1,000,000 of comprehensive general liability insurance (including a contractual liability endorsement insuring Purchaser’s indemnity obligation under this Agreement) covering any accident or damage arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name Seller and BlackRock Realty Advisors, Inc. (“Advisor”) as additional insureds thereunder, issued by a licensed company qualified to do business in the State in which the Property is located, and (iii) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 5.9 below.  Purchaser shall bear the cost of all such inspections or tests.

5.5                               Operational Information.  In addition, Seller agrees specifically to provide upon request of Purchaser or make available to Purchaser (in Seller’s offices or at the management office of Seller’s local property manager or at the Property), to the extent in Seller’s possession or control and to the extent not previously delivered under Section 5.4 above or made available to Purchaser under Section 5.4 above, the following:

5.5.1                     Leases and Contracts.  Copies of the Leases and the Contracts.

5.5.2                     Plans and Specifications.  To the extent in Seller’s possession, copies of all plans and specifications for the Improvements.

5.5.3                     Reports.  To the extent in Seller’s possession, copies of all environmental reports prepared by third parties.

5.5.4                     Permits.  To the extent in Seller’s possession, copies of all governmental permits, certificates of occupancy and approvals, in each case regarding the Property.

5.5.5                     Loan Documents.  Copies of the Loan Documents.

5.5.6                     Other.  Such additional customary documentation and instruments as Purchaser may reasonably request.

  If Purchaser terminates this Agreement as set forth in Section 5.6 below, then the Due Diligence Materials and all other information, documents and materials furnished by Seller to Purchaser shall be returned promptly to Seller (which obligation shall survive the termination of this Agreement).  Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Property.  Purchaser agrees that it or its agents will not communicate with any tenants without the consent of Seller.

5.6                               No Obligation to Cure.  Nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so except as set forth in Section 5.3 hereof.

5.7                               Inspection Period.  Purchaser shall have until 5 p.m. Central Standard Time on February 20, 2009 (“Inspection Period”) within which to review, examine, inspect, test and satisfy itself as to the condition of the Land, Improvements and Personal Property and the operational information relating thereto. In the event that such inspection indicates that the Property is not satisfactory to Purchaser, in Purchaser’s sole and absolute discretion, Purchaser may terminate this Agreement by notice in writing delivered to Seller prior to the expiration of the Inspection Period, in which event the Deposit will be returned to Purchaser, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.  If this Agreement is not terminated by written notice to Seller in the manner and within the time provided in this Section 5.7, Purchaser’s right to terminate this Agreement pursuant to this Section 5.7 and any and all objections with respect to the Inspection Period will be deemed to have been waived by Purchaser for all purposes.  Except as provided below, Seller shall cause all Service Contracts to be terminated effective as of or prior to the date of Closing, provided that (i) Seller shall have no obligation to assign or terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be assigned or  terminated without penalty or payment of a fee and (ii) Seller shall not terminate any Service Contracts which Purchaser notifies Seller in writing prior to the expiration of the Inspection Period that it desires to assume.  At Closing Seller shall assign and Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts that Purchaser is obligated or desires to assume pursuant to this Section 5.7.

5.8                               Right to Audit.  At Purchaser’s request, at any time before Closing or within one (1) year after Closing, and without material cost or expense to Seller, Seller shall provide to Purchaser’s designated independent auditor reasonable access to the books and records of the Property to the extent in Seller’s possession, and all related information in Seller’s possession regarding the period for which Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission, Purchaser agrees to indemnify and hold harmless Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by any person who is not a party to this Agreement as a result of Seller’s compliance with this paragraph, except to the extent any such claim, damage, loss or liability arises from Seller’s fraud or intentional misrepresentation, which indemnification shall survive the Closing or earlier termination of this Agreement.

5.9                               Proprietary Documents; Confidentiality.  Purchaser acknowledges that the documents and information provided or made available to Purchaser pursuant to this Agreement, including without limitation the documents and information described in Sections 5.4 and 5.5 above (collectively, the “Property Documents”) are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property.  Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence.  Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser’s acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”); provided, however, Purchaser shall disclose only such information to a particular Permitted Outside Party as is reasonably necessary for that Permitted Outside Party to perform its role in assisting Purchaser to determine the feasibility of its acquisition of the Property, and nothing more. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.9.  In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.  Purchaser shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication occurs after the Closing, but in no event shall such press release or media communication include information regarding the Purchase Price.  Purchaser shall promptly deliver all Property Documents to Seller in the event that the  Closing does not occur.  This Section 5.9 shall survive the Closing or termination of this Agreement.

5.10                        Purchaser’s Responsibilities.  In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall:  (i) not disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) allow Seller to have a representative present during any such inspection or test; (viii) cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test; (ix) provide Seller, upon Seller’s request, with a copy of any written inspection or test report or summary prepared by any third party; (x) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (xi) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 5.9 above, or except as may be otherwise required by law.  Purchaser agrees at its own expense to promptly repair or restore the Property, if any inspection or test requires or results in any damage to or alteration of the condition of the Property, and that the obligations set forth in this sentence shall survive the Closing or any termination of this Agreement.

5.11                        Purchaser’s Agreement to Indemnify.  Purchaser hereby agrees to indemnify, defend and hold harmless Seller, Advisor, and their affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from and against any and all liens, claims, causes of action, damages, liabilities, losses, injuries, costs, and expenses (including reasonable attorneys’ fees and costs) arising out of inspections or tests by Purchaser or its employees, consultants, agents or representatives permitted under this Agreement ; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller.  Furthermore, Purchaser shall be liable only for direct damages, and not incidental, consequential or punitive damages (except to the extent

Seller is liable to third parties for such incidental, consequential or punitive damages for which Purchaser shall provide indemnity) and Purchaser shall not be liable for claims to the extent arising in whole or in part from the negligence of Seller, its agents, independent contractors, servants and/or employees.  Purchaser’s obligations under this Section 5.11 shall survive the termination of this Agreement and shall survive the Closing.

ARTICLE VI

THE CLOSING

6.1                               Date and Manner of Closing.  Escrow Agent shall close the escrow (the “Closing”) as soon as all conditions to closing contained in this Agreement have been satisfied (or deemed satisfied) or waived in writing which shall in any event be not later than 12:00 noon Central Standard Time on the date that is ten (10) days after the later of (i) the expiration of the Investigation Period or (ii) Lender’s confirmation of its willingness to immediately execute and deliver the Lender Consent (the “Final Closing Date”), and thereafter recording and delivering all documents and funds as set forth in Article VIII.  Notwithstanding anything herein to the contrary, the Final Closing Date shall occur on or before May 1, 2009, after which date either party shall have the right to terminate this Agreement by written notice to the other, in which event the Deposit shall be returned to the Purchaser.

ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS

7.1                               Prorations.  Prior to the Closing, Seller and Purchaser shall determine the amounts of the prorations in accordance with this Agreement within no less than two (2) days prior to Closing.  Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed.  Thereafter, Purchaser and Seller shall each inform Escrow Agent of such amounts.

7.1.1                     Certain Items Prorated.  In accordance with the notifications, Escrow Agent shall prorate between the parties (and the parties shall deposit funds therefor with Escrow Agent or shall instruct Escrow Agent to debit against sums held by Escrow Agent owing to such party), as of 11:59 p.m. the day prior to the Closing, all income and operating expenses with respect to the Property and payable to or by the owner of the Property, including, without limitation:  (i) all real property and personal property taxes and assessments on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation and after the Closing, when the actual real property and personal property taxes are finally fixed, Seller and Purchaser shall promptly make a recalculation of such proration, and the appropriate party shall make the applicable payment reflecting the recalculation to the other party); (ii) rents and other tenant payments and tenant reimbursements, if any (collectively, “Tenant Payments”), received and collected under the Leases; (iii) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (iv) amounts prepaid and amounts accrued but unpaid on Service Contracts which are to be assumed by Purchaser under the terms hereof; and (v) periodic fees for licenses, permits or other authorizations, if any, with respect to the Property.  If such charges, expenses and income are unavailable at the Closing, a readjustment shall be made within thirty (30) days after the Closing of these items.

7.1.2                     Leasing Commissions.  At the Closing, Purchaser and Seller shall prorate, based on the portion of the term of the applicable Lease occurring before and after the Closing, all leasing commissions entered into after the end of the Investigation Period, any renewal or extension of an existing Lease after such date and any new lease referred to in Section 13.4.

7.1.3                     Taxes.

(a)                                  Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the year of Closing shall belong to Seller.  Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof.  This apportionment obligation shall survive the Closing.

(b)                                 If any tax appeal or certiorari proceedings shall not have been finally resolved or settled prior to the Closing and shall relate to the year 2008 or a prior year, Seller, at its sole cost and expense, shall be entitled to control the disposition of any such tax appeal or certiorari proceeding and shall be entitled to any refunds received therefrom.  With respect to the 2009 tax year, Purchaser shall be entitled to control any tax protest and any refunds received therefrom, net of any expenses incurred by Purchaser in connection therewith, shall be prorated between the parties on the basis of the portions accruing to periods before and after the Closing.

(c)                                  Payment of rollback taxes that are the result of the change of Purchaser’s use of the property after Closing that result in the assessment of additional taxes, penalties or interest (assessment) for periods before Closing shall be the responsibility of Purchaser

7.1.4                     Security and Other Deposits.  At the Closing, Seller shall deliver to Purchaser all unapplied refundable security and pet deposits (plus interest accrued thereon to the extent required to be paid by the applicable Leases or applicable laws) required to be held by Seller under the Leases and Purchaser shall pay Seller an amount equal to all utility and contract deposits then held by third parties with respect to the Property and transferred to Purchaser hereunder.

7.1.5                     Adjustments.

(a)                                  With respect to delinquent rentals and any other rentals not collected as of the Closing (and thus not prorated as of Closing), Purchaser shall make a commercially reasonable and customary attempt to collect the same for Seller’s benefit after the Closing and such collection, if any, shall be remitted to Seller promptly upon receipt by Purchaser. Nothing contained herein shall operate to require Purchaser to institute any lawsuit or other legal collection procedure to collect such delinquent rentals. Purchaser and Seller agree that any sums received by Purchaser from any tenants after Closing shall be applied (i) first to rentals due for the month during which the Closing occurs (and said rentals shall be allocated between Seller and Purchaser as if same had been prorated at Closing, with the amount due Seller to be paid to Seller promptly upon receipt by Purchaser), (ii) second, to current rentals due after the month in which the Closing occurs, (iii) third, to delinquent rentals owed with respect to the period after the month in which the Closing occurs, and (iv) fourth, to delinquent rentals owed with respect to the period prior to Closing, regardless of the designation of such sums by the tenant. In addition to Purchaser’s agreement set forth above to pursue delinquent rents for the benefit of Seller, Seller shall have the right to pursue collection of delinquent rents, but Seller agrees that it will initiate no suit or legal proceeding to collect delinquent rents from a tenant so long as they remain a tenant of the Property.

(b)                                 Seller shall receive a credit for the amount of all reserve escrow accounts under the Loan to be assigned to Purchaser at the Closing.

(c)                                  Purchaser shall not receive a credit at the Closing for its prorated portion of any bonus or other up front payment previously made and received by Seller under or in connection with any Service Contract, including, without limitation, laundry room leases, security system, internet, satellite and cable TV leases or contracts entered into prior to Closing.

7.1.6                     Insurance.  Seller’s existing liability and property insurance pertaining to the Property shall be canceled as of the Closing, and Seller shall receive any premium refund due thereon.

7.1.7                     Loan Escrows and Interest.  In the event Lender retains any tax, insurance or other escrow amount (including any amounts which have been funded but held back) and are assigned to Purchaser pursuant to the Assignment of Escrow Account, the amounts thereof shall be paid to Seller at Closing.  Any accrued and unpaid interest on the Loan shall be credited against the Purchase Price.  Seller shall notify Purchaser of such amounts, if any, no later than five (5) days prior to the Closing.

7.1.8                     Survival.  The provisions of this Article VII shall survive the Closing of this transaction and the payment of any consideration and the delivery of all closing instruments.

7.2                               Seller’s Closing Costs.  Seller shall pay (i)  one-half of Escrow Agent’s escrow fee or escrow termination charge, (ii) the cost of any update to the Existing Survey of the Property, (iii) $91,577 towards the cost of the base Title Policy, (iv) all brokerage fees, (v) $190,000 of the one percent (1%) loan assumption fee of $240,000 (the “Loan Assumption Fee”), and (vi) Seller’s own attorneys’ fees.  In addition, Seller shall be responsible for any sales or use taxes imposed, if any, resulting from this transaction.

7.3                               Purchaser’s Closing Costs.   Purchaser shall pay (i) any documentary stamp or transfer tax, (ii) one-half of Escrow Agent’s escrow fee or escrow termination charge, (iii) the cost of any other title insurance endorsements ordered by Purchaser and any difference in price between the base title premium for the base Title Policy and $91,577, (iv) any costs incurred in recording the Deed or any other instruments, (v) any costs incurred in connection with Purchaser’s investigation of the Property pursuant to Article V, including the cost of any new environmental assessment commissioned by Purchaser, (vi) all costs and expenses of Lender in connection with obtaining Lender Consent as described in Section 2.4(d) hereof, any rating agency fees and $50,000 of the Loan Assumption Fee, and (vii) Purchaser’s own attorneys’ fees.

ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS

8.1                               Delivery of the Purchase Price.  At the Closing, Escrow Agent shall deliver the Purchase Price to Seller, and the transaction shall not be considered closed until such delivery occurs.

8.2                               Other Monetary Disbursements.  Escrow Agent shall, at the Closing, hold for personal pickup or arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, any excess funds therefore delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

8.3                               Recorded Documents.  Escrow Agent shall cause the Deed and any other documents that Seller or Purchaser desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required.

8.4                               Documents to Purchaser.  Escrow Agent shall at the Closing deliver by overnight express delivery to Purchaser the following:

(1)                                  one conformed copy of the Deed showing all recording data;
(2)                                  two originals of the Assignment of Leases and Contracts;
(3)                                  two originals of the Blanket Conveyance;
(4)                                  two originals of the Assignment of Escrow Accounts;
(5)                                  one original of the Notice to Tenants;
(6)                                  two originals of the FIRPTA Affidavit;
(7)                                  one original of the Closing Statement;

(8)                                  one original of all Assumption Documents;
(9)                                  one original of the Title Policy; and

(10)                            one original of any Owner Affidavit.

8.5                               Documents to Seller.  Escrow Agent shall at the Closing deliver by overnight express delivery to Seller, the following:

(1)                                  one conformed copy of the Deed showing all recording data;
(2)                                  two originals of the Assignment of Leases and Contracts;
(3)                                  two originals of the Blanket Conveyance;
(4)                                  two originals of the Assignment of Escrow Accounts;
(5)                                  one copy of the Notice to Tenants;
(6)                                  two originals of the FIRPTA Affidavit;
(7)                                  one original of the Closing Statement;
(8)                                  one copy of all Assumption Documents;
(9)                                  one copy of the Title Policy; and
(10)                            one copy of any Owner Affidavit.

8.6                               All Other Documents.  Escrow Agent shall at the Closing deliver by overnight express delivery, each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.

ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

9.1                               Return of Seller’s Documents.  If escrow or this Agreement is terminated by Purchaser for any reason, Purchaser shall, within five (5) days following such termination, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller and copies of all reports and studies obtained by Purchaser from third parties in connection with the Property and Purchaser’s investigation thereof.  Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Seller to rely thereon without the consent of the third party.  Escrow Agent shall deliver all documents and materials deposited by Seller and then in Escrow Agent’s possession to Seller and shall destroy any documents executed by both Purchaser and Seller.  Upon delivery by Escrow Agent to Seller (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.2                               Return of Purchaser’s Documents.  If escrow or this Agreement is terminated by Seller for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and

Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.3                               Deposit.  If escrow or this Agreement is terminated (i) pursuant to Section 2.4(e), Section 5.7, Section 10.2, Article XII, or Article XIV, or (ii) due to the failure of a condition set forth in Section 3.1, then Purchaser shall be entitled to obtain the return of the Deposit pursuant to Section 9.4 below.  If the Closing does not take place and escrow or this Agreement is terminated for any other reason, Seller shall be entitled to the Deposit by retaining or causing Escrow Agent to deliver the Deposit to Seller pursuant to Section 9.4 below.

9.4                               Disbursement of Deposit.  If Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party, Escrow Agent shall deliver a copy of the notice to the other party within three (3) days after receipt of the notice.  If the other party does not object to the delivery of the Deposit as set forth in the notice within three (3) business days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Deposit to the party requesting it pursuant to the notice.  Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit.

9.5                               No Effect on Rights of Parties; Survival.  The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article X with respect to the enforcement of this Agreement.  The obligations under this Article IX shall survive termination of this Agreement.

ARTICLE X

DEFAULT

10.1                        Seller’s Remedies.  If, for any reason whatsoever (other than the failure of a condition set forth in Section 3.1 and other than a termination of this Agreement pursuant to Section 2.4(e), Section 5.7, Section 10.2, Article XII, or Article XIV), Purchaser fails to complete the acquisition as herein provided, Purchaser shall be in breach of its obligations hereunder and Seller shall be released from any further obligations hereunder.  BY INITIALING BELOW, PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT.  PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER AT LAW IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR

OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF REQUIRED BY ESCROW AGENT AND SELLER IS ENTITLED THERETO UNDER THE TERMS HEREOF (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN.  NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 5.11 ABOVE OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

ACCEPTED AND AGREED TO:

/s/ HB	/s/ MA
Seller	Purchaser

10.2                        Purchaser’s Remedies.  If the sale is not completed as herein provided solely by reason of any material default of Seller, Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) (a) terminate this Agreement (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in the Property) and (b) if Purchaser so elects, pursue an action at law for recovery of Purchaser’s actual out-of-pocket third-party costs incurred as part of Purchaser’s due diligence efforts and attorney’s fees incurred in connection with the negotiation and preparation of this Agreement and representation of Purchaser hereunder, up to but not to exceed $150,000, which action must be commenced, if at all, within the sixty (60) day period following the occurrence of such material default of Seller  (the “Limitation Period”); provided, however, that if, within the Limitation Period, Purchaser gives Seller written notice of such a breach and Seller commences to cure and thereafter terminates such cure effort, Purchaser shall have an additional thirty (30) days from the date of such termination within which to commence an action at law for third-party costs, as aforesaid, as a consequence of Seller’s failure to cure or (ii) treat this Agreement as being in full force and effect and pursue only the specific performance of this Agreement, provided that Purchaser must commence any action for specific performance within sixty (60) days after the scheduled Final Closing Date.  Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages (other than for costs under (i)(b) and (ii) above), punitive damages or consequential damages.  Except as set forth herein and in this Agreement, in no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder.  Purchaser’s remedies hereunder are in addition to the right to receive the return of the Deposit, subject to Section 9.4, to the extent it is not applied to the Purchase Price in connection with Purchaser’s action for specific performance.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1                        Seller’s Warranties and Representations.  The matters set forth in this Section 11.1 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct.  If Seller has actual knowledge that any of the representations and warranties contained in this Article XI may cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based).  As set forth in Section 3.1.4 hereof, the obligation of Purchaser to consummate this transaction shall be contingent upon the lack of any material variance with respect to the truth and accuracy of all such representations and warranties to the extent of Seller’s actual knowledge as of the date scheduled for Closing.  Otherwise, Purchaser shall have the right to terminate this Agreement in accordance with Section 3.1.4 hereof.  As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” shall mean the actual knowledge of Joe Tortorello, the asset manager of Advisor responsible for the Property.  There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such asset manager.  To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the expiration of the Investigation Period that these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge.  Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Agreement or any files, documents, materials, analyses, studies, tests, or reports disclosed or made available to Purchaser at the office of Seller’s property manager prior to the expiration of the Investigation Period contains information which is inconsistent with such representation or warranty.

11.1.1              No Broker.  Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement, except Apartment Realty Advisors (the “Seller’s Broker”).  Seller shall pay a brokerage commissions to the Seller’s Broker in accordance with a separate agreement.  Seller shall indemnify and hold harmless Purchaser from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.1.1 or if the same shall be based on any statement, representation or agreement by Seller with respect to the payment of any brokerage commissions or finder’s fees.

11.1.2              Organization.  Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

11.1.3              Power and Authority.  Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.1.4              Proceedings. Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.

11.1.5              Contravention.  Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.6              Service Contracts.  The Service Contracts listed on Exhibit F comprise all of the material service contracts which currently affect the Property as of the date hereof.

11.1.7              Compliance.  Seller has not received written notice from any governmental authority that the Property is not in material compliance with all applicable laws, except for such failures to comply, if any, which have been remedied.

11.1.8              Employees.  Seller has no employees on-site at the Property providing on-site services to the Property and all such services are performed by Seller’s third party manager of the Property.

11.1.9              Litigation.  To the extent of Seller’s actual knowledge, there is no legal action, suit, proceeding or claim affecting Seller or the Land, Improvements or Personal Property or any portion thereof relating to or arising out of the ownership, operation, use or occupancy of the Property being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

11.1.10       Special Assessments.  Seller has received no written notice of any pending improvement liens or special assessments to be made against the Property by any governmental authority.

11.1.11       Leases.  Based on information provided by Seller’s property manager and to Seller’s actual knowledge, the Rent Roll lists all Leases affecting the Land and Improvements other than those Leases entered into by Seller subsequent to the Effective Date, and is the rent roll used in the ordinary course of business, and is true and correct.

11.1.12       No Contracts.  There are no options, contracts or other obligations outstanding for the sale, exchange or transfer of the Property or any portion thereof or the business operated thereon.

11.1.13       Environmental Issues.  Seller has not received any written notice of and has no actual knowledge that any governmental authority or any employee or agent thereof has determined, or threatens to determine, that there is a presence, release, threat of release, placement on or in the Property, of any Pollutants. Seller has not entered into any agreements with any governmental authority or agency (federal, state or local) or any tenant or prior owner of the Property or any owner of any property located near the

Property, relating in any way to the presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment, or disposal at the Property, of any Pollutants.  For purposes hereof, “Pollutants” shall mean asbestos, PCB and any substance that is defined or listed as a hazardous, toxic or dangerous substance under any existing statute, including, without limitation, any substance that is a “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as the same be further amended, petroleum, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel, and any materials regulated by Texas law.

11.1.14       PATRIOT Act.

(1)                                  Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Further, Seller covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Purchaser for its review and inspection during normal business hours and upon reasonable prior notice.

(2)                                  Neither Seller nor any beneficial owner of Seller:

(a)                                  is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(b)                                 is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(c)                                  is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Notwithstanding anything contained herein to the contrary, for the purposes of this provision, the phrase “any beneficial owner of Seller” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Seller or in the holder of any direct or indirect interest in Seller.

11.2                        Purchaser’s Warranties and Representations.  The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, at the Closing, be true and correct.

11.2.1              No Broker.  Except for Seller’s Broker, Purchaser has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement.  Purchaser shall indemnify and hold harmless Seller and Advisor from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.2.1 or if the same shall be based on any statement, representation or agreement by Purchaser with respect to the payment of any brokerage commissions or finder’s fees.

11.2.2              Power and Authority.  Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.2.3              Independent Investigation.  The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated the Property and, together with the terms and conditions of this Agreement including Seller’s representations and warranties under Section 11.1 hereof, has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

11.2.4              Purchaser Reliance.  Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential.  Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in Section 11.1.

11.2.5              ERISA.  Purchaser represents, warrants and covenants that it is not using the assets of any (i) “employee benefit plan” (within the meaning of Section 3(3) of  the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.

11.2.6              PATRIOT Act.

(1)                                  Purchaser is in compliance with the requirements of the Orders.  Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(2)                                  Neither Purchaser nor any beneficial owner of Purchaser:

(a)                                  is listed on the Lists;

(b)                                 is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(c)                                  is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

11.2.7              PATRIOT Act Notice.  Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser.

11.3                        No Other Warranties and Representations.  Except as specifically set forth in this Article XI, neither Seller nor Advisor has made, makes or has authorized anyone to make, any warranty or representation as to the Leases, the Service Contracts, any written materials delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement.  Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this Article XI.  Purchaser shall accept the Property “as is” and in its condition on the date of Closing subject only to the express provisions of this Agreement and hereby acknowledges and agrees that EXCEPT AS SET FORTH IN SECTION 11.1 OF THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY.

11.3.1              No Environmental Representations.  Except as set forth in Section 11.1.13 hereof, Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any.  Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

11.3.2              Release of Claims.  Subject to the express provisions hereof and except for the representations and warranties under Sections 11.1.13 hereof, Purchaser acknowledges and agrees that Seller makes no representation or warranty as to, and Purchaser, for itself, its successors and assigns, hereby waives and releases Seller from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law.  Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.2 and has discussed its import with legal counsel and that the provisions of this Section 11.3.2 are a material part of this Agreement.

This Section 11.3.2 shall survive the Closing forever.

ARTICLE XII

CASUALTY AND CONDEMNATION

Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property occurring prior to the Closing.  If prior to the Closing any portion of the Property is condemned such that there is a material and adverse effect on use of the Property, or is materially damaged or destroyed by an insured casualty, Purchaser shall have the option of either (i) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance applicable to the period prior to Closing) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller (including business interruption or rental loss insurance of Seller which would be applicable to any period subsequent to Closing), or (ii) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within ten (10) days after Purchaser has received written notice from Seller of such condemnation or material damage or destruction.  If, prior to the Closing, a portion of the Property is damaged or destroyed and such portion is not a material portion of the Property, the proceeds of any condemnation award or payment and any applicable deductible under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and Seller shall assign to Purchaser all of Seller’s right, title and interest in any unpaid awards or payments.  With respect to option (i) described above and the preceding sentence as it relates to the requirement of Seller to assign to Purchaser the right to receive insurance awards and payments to be due Seller, Seller agrees that in the event that Seller’s insurance carrier(s) do not permit assignment thereof Seller agrees to request from the insurance carrier(s) a “policy endorsement” whereby Purchaser shall be added as a “loss payee” under the Purchaser’s policies effective as of the Closing Date.  For purposes of this Article XII, in defining a casualty, the terms “Material” and “Materially” shall mean damage valued at greater than $1,000,000.  If the damage or destruction arises out of an uninsured risk, Seller shall elect, by written notice within ten (10) days of the occurrence of such damage or destruction either to terminate this Agreement or to close the transaction contemplated hereby with a reduction of the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser.

12.1                        Uniform Vendor and Purchaser Act Not Applicable: It is the express intent of the parties hereto that the provisions of this Article XII govern the rights of the parties in the event of damage to or condemnation of the property and that the Uniform Vendor and Purchaser Act (Section 5.007 of the Texas Property Code) not apply to this agreement.

ARTICLE XIII

CONDUCT PRIOR TO CLOSING

13.1                        Conduct.  From and after the date hereof and through Closing, Seller covenants and agrees to operate the Property as follows:

13.1.1                  Seller will cause the Property to be maintained and operated in a good and workmanlike manner in accordance with the manner as is being conducted by Seller at the time of execution hereof, and will keep the Improvements and Personal Property in good order and operating condition (reasonable wear and tear and casualty accepted), causing all necessary repairs, renewals and replacements to be promptly made. Seller will not knowingly use or occupy the Property in a manner that constitutes waste or a public or private nuisance or that makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Seller will not do any act whereby the value of any part of the Property may be materially lessened.

13.1.2                  Seller will advise Purchaser promptly of any change in any applicable laws, regulations, restrictions, rulings, or orders that might affect the value or use of the Property by Purchaser of which Seller obtains written notice after the Effective Date. Seller will also advise Purchaser promptly of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Seller obtains written notice after the Effective Date.

13.1.3                  Without obtaining Purchaser’s prior consent, which consent will not be unreasonably withheld, Seller will enter into no lease with respect to any portion of the Property unless such lease is on a standard form customarily utilized at the Property and is in conformity with the Seller’s Lease Guidelines; which are attached hereto as Exhibit L.

13.1.4                  Subject to the prorations prescribed herein, Seller will cause to be paid all trade accounts, costs and expenses of operation and maintenance of the Property incurred and accruing or due prior to Closing.

13.1.5                  Seller will not knowingly take any action, which action would have the effect of materially violating any of the Representations and Warranties of Seller set forth in Section 11.1 of the Agreement.

13.1.6                  Seller will not, without the prior written consent of Purchaser, remove any equipment forming a part of the Property except such as is replaced by Seller by an article of substantially equal suitability and value, free and clear of any lien or security interest.

13.1.7                  Intentionally Omitted

13.1.8                  Seller will not, without Purchaser’s prior written consent, enter into any contracts of a continuing nature (or any optional renewal of Service Contracts) for services, supplies, or materials affecting the Property that cannot be canceled on thirty (30) days’ notice.

13.1.9                  If any apartment unit is vacated more than five (5) business days prior to Closing, then prior to Closing Seller shall return such unit to rentable condition in accordance with Seller’s customary cleaning, painting, and repair standards for vacant units (the condition of such an apartment unit after cleaning is referred to herein as a “Rent Ready Condition”); provided if Seller fails to return any such vacated unit to a Rent Ready Condition prior to Closing, or a unit is vacated within five (5) business days of Closing and Seller fails to return such unit to rent ready condition by Closing, then at Closing Seller shall credit Purchaser an amount equal to the reasonably estimated cost to return such unit to a Rent Ready Condition, up to, but not to exceed, $500.

13.2                        Actions Prohibited.  Seller shall not, without the prior written approval of Purchaser:

(i)                                     make any material structural alterations or additions to the Property except as (a) in the ordinary course of operating the Property, (b) required for maintenance and repair, (c) required by any of the Leases or the Service Contracts or (d) required by this Agreement;

(ii)                                  sell, transfer, encumber or change the status of title of all or any portion of the Property;

(iii)                               change or attempt to change, directly or indirectly, the current zoning of the Real Property in a manner materially adverse to it; or

(iv)                              cancel, amend or modify, in a manner materially adverse to the Property, any license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing.

13.3                        Modification of Existing Leases and Service Contracts.  Prior to the expiration of the Investigation Period, Seller may cancel, amend and modify any of the Leases and any of the Contracts, provided such action is in the ordinary course of business and notice is given to Purchaser within five (5) business days after such action and in any event at least two (2) business days prior to the expiration of the Investigation Period.  After the expiration of the Investigation Period, Seller may not cancel, amend, or modify any material Service Contracts (except those Purchaser has elected to terminate under Section 5.6) or Leases, in a manner binding upon Purchaser after the Closing, unless such action is in the ordinary course of business, the Service Contract is cancelable on thirty (30) days or less notice without penalty or premium, and unless Seller obtains prior written consent thereof from Purchaser, which consent shall not be unreasonably withheld.

13.4                        New Leases and Contracts.  Prior to the expiration of the Investigation Period (and up and until the Closing Date with respect to new leases), Seller may enter into any new lease or service contract affecting the Property, or any part thereof, provided such new lease is in conformity with Seller’s Lease Guidelines or otherwise consented to in writing by Purchaser and, with respect to service contracts, notice is given to Purchaser within five (5) business days after such action and in any event at least two (2) business days prior to the expiration of the Investigation Period and the service contract is cancelable on thirty (30) days notice, or less without penalty or premium.  After the expiration of the Investigation Period, Seller may not enter into any service contract without Purchaser’s consent, which consent will not be unreasonably withheld or delayed.  Notwithstanding the preceding sentence, after the expiration of the Investigation Period, Seller may enter into any new service contracts without Purchaser’s consent if doing so is in the ordinary course of operating the Property and the contract (i) will not be binding on Purchaser after Closing unless Purchaser elects prior to Closing to assume such service contract or (ii) is cancelable on thirty (30) days or less notice without penalty or premium.

If Seller shall request Purchaser’s approval to any of the foregoing matters, Purchaser shall have five (5) days from its receipt of such request to give Seller notice of its approval or disapproval of such matter.  If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

13.5                        Right to Cure.  If any title defect or other  matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notifies Seller of its Title Objections pursuant to Section 5.3 and prior to the Closing or if Seller shall have breached any representation or warranty hereunder, Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed, insured over or bonded to cure such breach and Seller may adjourn the Closing for up to thirty (30) days to do so.  Nothing contained in this Section 13.5 shall require Seller to cure any such title defect or other matter or to incur any liability or expense to do so.

ARTICLE XIV

OCCUPANCY CONTINGENCY

Anything in this Agreement to the contrary notwithstanding, it shall be condition precedent to Purchaser’s obligation to close that as of the Closing Date, Actual Occupancy (as defined below) shall be at least 85.0% (the “Occupancy Condition”).  If as of the Closing Date the above Occupancy Condition has not been achieved or exceeded, then Seller may, at its option by written notice to Purchaser, elect to extend the Closing Date by thirty (30) days in order to provide more time to achieve or exceed the Occupancy Condition. If Seller does not elect to extend the Closing Date, or if Seller extends the Closing Date but the Occupancy Condition still has not been achieved or exceeded as of the extended Closing Date, then Purchaser may, at its option, elect either to (i) terminate this Agreement, whereupon the Deposit will be returned to Purchaser, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination, or (ii) waive the Occupancy Condition and close.  If the Occupancy Condition has not been achieved or exceeded and Purchaser does not advise Seller in writing of its election to terminate this Agreement on or before the scheduled Closing Date, then Purchaser shall be deemed to have elected to waive the Occupancy Condition and close, whereupon the Closing shall occur on the scheduled Closing Date.

In determining whether the Occupancy Condition has been “exceeded” or “achieved,”  the specific percentage occupancy numbers shall be rounded up to the nearest whole number if the fractional portion of said number is equal to or greater than .5 but shall not be rounded down to the nearest whole number if the fractional portion of said number is less than ..5.  By way of illustration, 84.5% would be rounded up to 85.0%, but 84.4% would not be rounded down to 84.0%.

As used herein, the term “Actual Occupancy” shall mean, with respect to all apartment units on the Property (except for the model unit), the percentage of said units for which a leasehold tenancy exists pursuant to a lease signed by both landlord and tenant (regardless of whether the tenant has taken physical occupancy or commenced payment of rent) but shall be reduced based on move-out notices received by Seller as of the Closing Date.

ARTICLE XV

NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (ii) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (iii) upon the receipt by facsimile transmission as evidenced by a receipt transmission report (followed by next day delivery by one of the other means identified in (i)-(ii)), addressed as follows:

If to Purchaser, to:

Harvard Property Trust, LLC
Attn: Mark T. Alfieri, Senior Vice President
15601 Dallas Parkway, #600
Addison, Texas 75001
Facsimile:  (214) 655-1610

with a copy to:

Robert L. Abbott, P.C.
Attn:  Robert L. Abbott
2828 Routh Street, Suite 500
Dallas, Texas 75201
Facsimile:  (214) 848-9823

If to Seller, to:

Verandah Owner Limited Partnership
c/o BH Equities, L.L.C.
400 Locust Street, Suite 790
Des Moines, Iowa 50309
Attention: Nicholas Roby, Esq.
Facsimile: (515) 244-2742

with a copy to:

c/o BlackRock Realty Advisors, Inc.
300 Campus Drive, 3rd Floor,
Florham Park, New Jersey 07932
Attention: Mario Mirabelli, Vice President
Facsimile: (646) 521-4990

and

Diamond Verandah LLC
c/o BlackRock Realty Advisors, Inc.
300 Campus Drive, 3rd Floor,
Florham Park, New Jersey 07932
Attention: Jeremy Litt, Esq.
Facsimile: (646) 521-4998

and

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts  02109
Attention:  Lawrence R. Cahill, Esq.
Facsimile:  (617) 227-8591

If to Escrow Agent, to:

Partners Title Company
712 Main Street, Suite 2000E
Houston, Texas 77002-3218
Attention:  Reno Hartfiel, Executive VP / General Counsel
Facsimile: (713) 238-9199

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

ARTICLE XVI

TRANSFER OF POSSESSION

16.1                        Transfer of Possession.  Possession of the Property shall be transferred to Purchaser at the time of Closing subject to the Permitted Exceptions.

16.2                        Delivery of Documents at Closing.  At the time of Closing, Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are necessary for the ownership and operation of the Property.

ARTICLE XVII

GENERAL PROVISIONS

17.1                        Captions.  Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

17.2                        Exhibits.  All exhibits referred to herein and attached hereto are a part hereof.

17.3                        Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

17.4                        Modification.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

17.5                        Attorneys’ Fees.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding.  The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.

17.6                        Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State in which the Property is located.

17.7                        Time of Essence.  Time is of the essence to this Agreement and to all dates and time periods set forth herein.

17.8                        Survival of Warranties.  Only those warranties and representations contained in Sections 11.1 and 11.2 and the provisions of Section 11.3 shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, provided that (i) such representations and warranties (but not such provisions) shall cease and terminate nine (9) months after the date of Closing, except in respect of any representation or warranty as to which Purchaser or Seller, as the case may be, shall have commenced, on or before such nine (9) month anniversary, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (ii) Seller shall have no liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed $25,000 in the aggregate, and (iii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed the Maximum Liability Cap in the aggregate.  Unless otherwise expressly herein stated to survive, all other representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing.  Seller shall have no liability to Purchaser after Closing for any matter disclosed by Seller pursuant to the terms of this Agreement or disclosed to Purchaser prior to Closing.

17.9                        Assignment by Purchaser.  Purchaser may not assign its rights under this Agreement.  Notwithstanding the foregoing, Purchaser may upon written notice to Seller assign its rights under this Agreement to (a) any affiliate of Purchaser, or (b) any entity in which Purchaser, or the principals thereof, have control as defined herein, provided that  in each instance’ Purchaser remains liable for Purchasers obligations hereunder.  For purposes of this Section 16.9, an “affiliate” means (i) any entity that controls, is controlled by, or is under common control, with the entity in question, or (ii) any investment program or any of its affiliates, sponsored by Behringer Harvard Holdings, LLC, the general partner of Purchaser.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise

17.10                 Severability.  If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

17.11                 Successors and Assigns.  All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to Section 16.9).

17.12                 Interpretation.  Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

17.13                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

17.14                 Recordation.  This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

17.15                 Limitation on Liability.  In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of Section 16.8 and shall, otherwise in any event, be enforceable against Seller only up to an amount not to exceed 2.5% of the Purchase Price (“Maximum Liability Cap”).  In connection with this Agreement, Advisor is acting as the investment adviser to Seller and shall not have any individual liability hereunder. No shareholder, officer, employee or agent of or consultant to Advisor or of or to Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Advisor for the satisfaction of any claims hereunder or in connection with the affairs of Advisor.  Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof.  Purchaser shall have no recourse against any other property or assets of Seller, if any, any assets of the Advisor, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or the Advisor (collectively, “Seller Parties”) or of any of the assets or property of any of the Seller Parties for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller.  Except as otherwise expressly set forth in this Agreement, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise.  Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof.  The provisions of this Section shall survive the termination of this Agreement.

17.16                 Possession of Advisor.  As used in this Agreement, the “possession” or “receipt” of a document, notice or similar writing by Seller shall be deemed to be only the possession, receipt or notice of such document by Advisor.

17.17                 Business Day.  As used in this Agreement, “business day” shall be deemed to be any day other than a day on which banks in the state of Texas shall be permitted or required to close.

17.18                 Waiver of Jury Trial.  PURCHASER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY PURCHASER AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.  Each party hereby authorizes and empowers the other to file this Section 16.18 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

ARTICLE XVIII

ESCROW AGENT DUTIES AND DISPUTES

18.1                        Other Duties of Escrow Agent.  Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof.  Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s gross negligence or willful misconduct.  In the event of any dispute hereunder, Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement.  Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants.  Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

18.2                        Disputes.  Escrow Agent is acting as a stakeholder only with respect to the Deposit.  If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding.  Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic.  If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Texas pending a determination.  Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit.  Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder.  In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit.

18.3                        Reports.  Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SELLER:

VERANDAH OWNER LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

	By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

		By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

			By:	/s/ Harry Bookey
Name: Harry Bookey
Title: Manager

PURCHASER:

HARVARD PROPERTY TRUST, LLC,
a Delaware limited liability company

	By:	/s/ Mark T. Alfieri
Mark T. Alfieri, Senior Vice President

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

PARTNERS TITLE COMPANY

By:	/s/ Reno Hartfiel
Name: Reno Hartfiel
Title: Executive Vice President & General Counsel

1

EXHIBIT A

Description of Land

Being a tract or parcel containing 5.313 acres (231,427 square feet) of land situated in the James D. Owen Survey, Abstract Number 612; being out of and a part of Unrestricted Block 7, of MEYER PARK, SECTION 2, a subdivision plat of record in Volume 142, Page 30, Harris County Map Records; and being out of and a part of that certain tract of land (Tract One) conveyed to Aramco Services Company as described in deed recorded under Harris County Clerk’s File (H.C.C.F.) Number H104446, Harris County, Texas; and being that certain called 5.313 acre tract conveyed to Verandah IH-610, L.P. as described in deed recorded under H.C.C.F. number W636306; and said 5.313 acre tract being more particularly described by metes and bounds as follows (bearings are oriented to said record plat):

BEGINNING at 1-inch iron rod found in the north right-of-way (R.O.W.) line of Braeswood Boulevard (100 feet wide) and marking the most southerly southwest corner of the aforesaid Block 7 and the herein described tract;

THENCE, North 06°18’24” West, along a southwest line of said Block 7, a distance of 150.00 feet to an interior corner of said Block and the herein described tract, from which a found 1-inch iron rod bears South 60°43’ West, 0.26 feet;

THENCE, South 71°35’50” West, along a southwest line of said Block 7, a distance of 150.00 feet to the curved east R.O.W. line of Interstate Highway 610 (West Loop South) (Width Varies) for the most westerly southwest corner of said Block 7 and the herein described tract and for a point of tangency of a non-tangent curve to the right, from which a found 1-inch iron rod bears North 66°35’ West, 0.36 feet;

THENCE, Northerly, an arc distance of 288.32 feet along said east R.O.W. line and the west line of said Block 7 and along said curve to the right, having a central angle of 01°26’45”, a radius of 11,425.80 feet and a chord which bears North 05°14’26” West, 288.31 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set marking the northwest corner of the herein described tract;

THENCE, departing said east R.O.W. line and over and across the aforesaid Aramco Services Company tract, the following courses and distances:

North 89°49’01” East, a distance of 86.98 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

South 45°41’49” East, a distance of 14.27 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 34.78 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 44°49’01” East, a distance of 14.14 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

1

North 89°49’01” East, a distance of 215.65 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 44°49’01” East, a distance of 52.57 feet to an “X” set in concrete for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 396.89 feet to “X” set in concrete set in the curved west R.O.W. line of Meyer Park Drive (60 feet wide) and the east line of the aforesaid Block 7 and marking a point of curvature of a non-tangent curve to the left and the northeast corner of the herein described tract;

THENCE, Southerly, an arc distance of 170.01 feet along said west R.O.W. line and the east line of said Block 7 and along said curve to the left, having a central angle of 10°49’14”, a radius of 900.22 feet and a chord which bears South 16°02’49” East, 169.76 feet to the most northerly end of a cutback-line for the most easterly southeast corner of said Block 7 and the herein described tract, from which a found 5/8-inch iron rod bears South 05°53’ East, 0.17 feet;

THENCE, South 23°32’34” West, along said cutback-line, a distance of 14.16 feet to the aforesaid north R.O.W. line of Braeswood Boulevard for the most southerly southeast corner of said Block 7 and the herein described tract, from which a found 5/8-inch iron rod bears South 16°31’ East, 0.65 feet;

THENCE, South 68°32’34” West, along the common line of said north R.O.W. line and the south line of said Block 7, a distance of 435.95 feet to a point of curvature of a tangent curve to the right, from which a found 5/8-inch iron rod bears South 19°40’ West, 0.22 feet;

THENCE, Southwesterly, an arc distance of 107.06 feet continuing along said common line and said curve to the right, having a central angle of 01°04’14”, a radius of 5,730.00 feet and a chord which bears South 69°04’41” West, 107.06 feet to a point of reverse curvature for a tangent curve to the left, from which a found 5/8-inch iron rod bears South 62°55’ West, 0.20 feet;

THENCE, Southwesterly, an arc distance of 107.06 feet continuing along said common line and said curve to the left, having a central angle, of 01°04’14”, a radius of 5,730.00 feet and a chord which bears South 69°04’41” West, 107.06 feet to a point of tangency, from which a found 5/8-inch iron rod bears South 09°03’ East, 0.55 feet;

THENCE, South 68°32’34” West, continuing along said common line, a distance of 45.05 feet to the POINT OF BEGINNING and containing 5.313 acres (231,427 square feet) of land.  This description is based on the Land Title Survey and plat made by Terra Surveying Company, Inc., dated July 1, 2002, latest revision dated April 27, 2005.  TSC Project Number 0038-0101-S.

2

EXHIBIT B

Rent Roll

EXHIBIT C

ASSIGNMENT OF TENANT LEASES AND ASSUMPTION AGREEMENT

(The Verandah at Meyerland Apartments, Houston, Texas)

THIS ASSIGNMENT OF TENANT LEASES AND ASSUMPTION AGREEMENT is made as of the            day of               , 2009, by and between VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), and                                                       , a                    limited partnership (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                       Assignor hereby sells, transfers, assigns and conveys to Assignee all right, title and interest of Assignor in and to all leases, rental agreements, licenses, and other similar arrangements permitting occupancy or use by another of any apartment unit in the Improvements or any other space or area on the Land or in the Improvements, including, without limitation, each of the leases described on the rent roll attached hereto as Exhibit B-1, which Assignor represents that, based on information provided by Assignor’s property manager and to Assignor’s knowledge (as defined in that certain Sale, Purchase and Escrow Agreement dated                       , 2009 (the “Sale Agreement”), by and between Assignor, as Seller, and Harvard Property Trust, LLC, as Purchaser, whose rights thereunder have been assigned to Assignee), that certain Sale, Purchase and Escrow Agreement among Assignor, Assignee and Partners Title Company) , is true, complete and correct, along with the leases, agreements and/or licenses identified in Exhibit B-2 attached hereto (collectively, the “Leases”), along with Assignee’s right, title and interest in and to all guaranties of Leases, all rents, revenues, income, profits and receipts due under Leases or otherwise receivable by the owner of the Land and Improvements for use or occupancy of any of the Land or Improvements, and all security and other deposits and advance payments under Leases (subject to proration and/or retention by Assignor as provided in the Purchase Agreement) to the extent assignable.  As used herein, the term “Land” shall mean the land situated in Harris County, Texas, more particularly described in Exhibit A attached hereto (the “Land”), and the term “Improvements” shall mean the all structures, fixtures, buildings, and improvements situated on the Land.

2.                                       This Assignment of Tenant Leases and Assumption Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

3.                                       Consistent with the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the Leases conveyed hereunder are conveyed by Assignor and accepted by Assignee WITHOUT ANY REPRESENTATION OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT.

4.                                       Assignee hereby accepts the assignment of the Leases and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof.

5.                                       Assignee agrees to indemnify and hold harmless Assignor from any cost, liability,

damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations accruing on or after the date hereof.

6.                                       Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Leases, to the extent accruing prior to the date hereof.

7.                                       This Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature pages immediately follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Tenant Leases and Assumption Agreement as of the date first above written.

ASSIGNOR:

VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

	By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

		By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

By:
Name: Harry Bookey
Title: Manager

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this            day of                                 , 2009, by Harry Bookey, the Manager of BH Equities L.L.C., an Iowa limited liability company, the managing member of BH Verandah, L.L.C., an Iowa limited liability company, the general partner of Houston Verandah Investor Limited Partnership, a Delaware limited partnership, the general partner of Verandah Owner Limited Partnership, a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

NOTARY PUBLIC in and for the
State of
My Commission Expires:	Printed Name of Notary:

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Tenant Leases and Assumption Agreement as of the date first above written.

ASSIGNEE:

[PURCHASER ENTITY]

By:
Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this            day of                                , 2009, by                                                         ,                                                    of                                                                                    , on behalf of said limited partnership.

NOTARY PUBLIC in and for the
State of
My Commission Expires:		Printed Name of Notary:

Exhibit A	Leases
Exhibit B	Real Property

EXHIBIT D

Form of Blanket Conveyance, Bill of Sale and Assignment

(The Verandah at Meyerland Apartments, Houston, Texas)

THIS BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT is made as of the            day of                         , 2009, by and between VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), and                                                                       , a                                              (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged Assignor and Assignee hereby agree as follows:

1.                                       Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

a.                                       All right, title and interest of Assignor in and to all equipment, fixtures, appliances, inventory, and other personal property of whatever kind or character owned by Assignor and attached to or installed or located on or in the Land or the Improvements (defined below), including, without limitation, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment, and specifically including, without limitation, the items listed on Exhibit B attached hereto to the extent attached to or installed or located on or in the Land or the Improvements (defined below)  (the “Personal Property”).  As used herein, the term “Land” shall mean the land situated in Harris County, Texas, more particularly described in Exhibit A attached hereto (the “Land”), and the term “Improvements” shall mean the all structures, fixtures, buildings, and improvements situated on the Land.

b.                                      All right, title, and interest of Assignor in and to those contracts and agreements described on Exhibit C attached hereto (collectively, the “Service Contracts”).

c.                                       All right, title and interest of Assignor in and to (i) all transferable permits, licenses, approvals, utility rights, development rights and similar rights related to the Property, if any, whether granted by governmental authorities or private persons, (ii) all trademarks, trade names, or symbols under which the Land or the Improvements (or any part thereof) is operated including, without limitation, the name of “The Verandah at Meyerland” and the Internet domain name “                                              ,” (iii) all telephone numbers serving the Apartment Development (as defined in the Purchase Agreement), and (iv) all of the right, title, and interest in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind that relate to the Land, the Improvements or the Personal Property in the possession of or under the control of Assignor (collectively, the “Intangibles”), provided that any cost to assign or transfer any of the Intangibles shall be paid by Assignee.

2.                                       This Blanket Conveyance, Bill of Sale and Assignment is given pursuant to that certain Sale, Purchase and Escrow Agreement dated                                by and between Assignor and Assignee (the “Purchase Agreement”), providing for, among other things, the conveyance of the Personal Property, the Service Contracts, and the Intangibles.

3.                                       Consistent with the Purchase Agreement, which is hereby incorporated by reference, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE STATE OF TEXAS UNIFORM COMMERCIAL CODE.

4.                                       Assignee hereby accepts the assignment of the Personal Property, the Service Contracts, and the Intangibles Personal Property and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder accruing and applicable to the period from and after the date hereof.

5.                                       Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

6.                                       Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Service Contracts or the Intangibles, to the extent accruing prior to the date hereof.

7.                                       This Blanket Conveyance, Bill of Sale and Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature pages immediately follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Blanket Conveyance, Bill of Sale and Assignment as of the date first above written.

ASSIGNOR:

VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

	By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

		By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

By:
Name: Harry Bookey
Title: Manager

ASSIGNEE:

By:

By:
Name:
Title:

EXHIBIT E

Intentionally Deleted

EXHIBIT F

Service Contracts

EXHIBIT G

Form of Notice to Tenants

, 20

Re:

Dear Tenant:

Please be advised that effective __________________, 20___, ____________________________ has sold the above-referenced property to _________________________________. Your security deposit has been transferred to such entity and such entity shall be responsible for holding the same in accordance with the terms of your lease. Effective ___________, 20___, all future rental payments should be sent to the following address:

Any questions regarding maintenance and management of the property should be addressed to:

Very truly yours,

VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

	By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

		By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

By:
Name: Harry Bookey
Title: Manager

EXHIBIT H

FIRPTA Affidavit

Transferor’s Certification of Non-Foreign Status

To inform [PURCHASER ENTITY], a                                      (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by Verandah Owner Limited Partnership, a Delaware limited partnership (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.                                       Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.                                       Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.                                       Transferor’s U.S. employer identification number is                     ;and

4.                                       Transferor’s office address is c/o BH Equities, L.L.C. 400 Locust Street, Suite 790, Des Moines, Iowa 50309, Attn: Nicholas Roby, Esq.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                             , 20

VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

	By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

		By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

By:
Name: Harry Bookey
Title: Manager

EXHIBIT I

Form of Special Warranty Deed

THE STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF HARRIS	§

VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership (whether one or more, “Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration paid by                                   , a                                  (the “Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of that certain lot, tract or parcel of land situated in Harris County, Texas, and being more particularly described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes.

TOGETHER WITH, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests thereon or in anywise appertaining thereto and with all improvements located thereon belonging to Grantor (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to as the “Property”).

For the same consideration recited above, Grantor hereby BARGAINS, SELLS and TRANSFERS, without warranty, express or implied, all interest, if any, of Grantor in (i) strips or gores, if any, between the Property and abutting or immediately adjacent properties, and (ii) any land lying in or under the bed of any street, alley, road or right-of-way, opened or proposed, abutting or immediately adjacent to the Property.

This conveyance is made subject and subordinate to the encumbrances and exceptions (“Permitted Exceptions”) described in Exhibit “B” attached hereto and incorporated herein by reference for all purposes, but only to the extent they affect or relate to the Property.

ALL GRANTS, BARGAINS, SALES AND TRANSFERS ARE MADE “AS—IS, WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN THE DEED AND IN ARTICLE XI OF THAT CERTAIN SALE, PURCHASE AND ESCROW AGREEMENT DATED                     , 2009 (THE “SALE AGREEMENT”), BY AND BETWEEN GRANTOR, AS SELLER, AND HARVARD PROPERTY TRUST, LLC, AS PURCHASER, WHOSE RIGHTS THEREUNDER HAVE BEEN ASSIGNED TO GRANTEE, WITHOUT WARRANTY OF HABITABILITY, SUITABILITY, MERCHANTIBILITY FOR FITNESS FOR A PARTICULAR PURPOSE, WITH NO RELIANCE OF ANY BUYER ON ANY REPRESENATION WITH RESPECT TO PROPERTY CONDITION EXCEPT AS DESCRIBED ABOVE WITH RESPECT TO THE SALE AGREEMENT, AND WITH KNOWLEDGE THAT

ANY BUYER IS INSTEAD RELYING ON ITS OWN EXAMINATION OF THE PROPERTY.

At no time prior to January 1, 2015 shall all or any portion of the Property be established as a condominium regime under the laws of the State of Texas unless the then current owner of the Property (the “Owner”) (i) shall have given written notice to Grantor and Verandah IH 610, L.P. of Owner’s intention to file such condominium declaration and establish all or any portion of the Property as a condominium regime and (ii) shall have, at least sixty (60) days prior to the recordation of a condominium declaration covering the Property, recorded in the Official Public Records of Real Property of Harris County, Texas an affidavit, in the form attached hereto as Exhibit “C,” swearing that such notice was properly given. If Owner fails to timely file the affidavit prior to recording any such condominium declaration as provided herein, then such condominium declaration shall be null and void ab initio. However, if the affidavit is timely filed as provided herein, all subsequent purchasers may rely on the affidavit as conclusive proof that the notice was properly given, and the condominium declaration shall be fully effective and will not be void or voidable for failure to have properly given such notice. The notice required hereunder shall be delivered to Grantor and Verandah IH 610, L.P. by United States Mail, as a certified item with postage prepaid and return receipt requested, addressed as follows:

Verandah Owner Limited Partnership
c/o BlackRock Realty Advisors, Inc.
300 Campus Drive, 3rd Floor, Florham Park, New Jersey 07932
Attention: Jeremy Litt, Esq.

with a copy to

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attention: Lawrence R. Cahill, Esq.

and

Verandah IH 610, L.P.

c/o Verandah Development, Inc.

8588 Katy Freeway, Suite 230

Houston, Texas 77024

with a copy to

J. Robert Fisher

Winstead Sechrest & Minick P.C.

910 Travis Street, Suite 2400

Houston, Texas 77002

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions as aforesaid, unto Grantee, and Grantee’s successors and assigns, forever; and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular, the Property, subject to the Permitted Exceptions, unto Grantee, and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

Grantee, by its acceptance hereof, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Property for calendar year 2009 and subsequent years, there having been a proper proration of ad valorem taxes for the current calendar year between Grantor and Grantee.

[Remainder of page left intentionally blank]

EXECUTED as of the              day of                                   , 200

GRANTOR:

VERANDAH OWNER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

	By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

		By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

By:
Name: Harry Bookey
Title: Manager

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this            day of                              , 2009, by Harry Bookey, the Manager of BH Equities L.L.C., an Iowa limited liability company, the managing member of BH Verandah, L.L.C., an Iowa limited liability company, the general partner of Houston Verandah Investor Limited Partnership, a Delaware limited partnership, the general partner of Verandah Owner Limited Partnership, a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

NOTARY PUBLIC in and for the
State of
My Commission Expires:	Printed Name of Notary:

GRANTEE’S ADDRESS FOR TAX NOTICES:

When recorded, return to:

List of Exhibits:

Exhibit A	—	Property Description
Exhibit B	—	Permitted Exceptions
Exhibit C	—	Affidavit

EXHIBIT “A” TO SPECIAL WARRANTY DEED

PROPERTY DESCRIPTION

Being a tract or parcel containing 5.313 acres (231,427 square feet) of land situated in the James D. Owen Survey, Abstract Number 612; being out of and a part of Unrestricted Block 7, of MEYER PARK, SECTION 2, a subdivision plat of record in Volume 142, Page 30, Harris County Map Records; and being out of and a part of that certain tract of land (Tract One) conveyed to Aramco Services Company as described in deed recorded under Harris County Clerk’s File (H.C.C.F.) Number H104446, Harris County, Texas; and being that certain called 5.313 acre tract conveyed to Verandah IH-610, L.P. as described in deed recorded under H.C.C.F. number W636306; and said 5.313 acre tract being more particularly described by metes and bounds as follows (bearings are oriented to said record plat):

BEGINNING at 1-inch iron rod found in the north right-of-way (R.O.W.) line of Braeswood Boulevard (100 feet wide) and marking the most southerly southwest corner of the aforesaid Block 7 and the herein described tract;

THENCE, North 06°18’24” West, along a southwest line of said Block 7, a distance of 150.00 feet to an interior corner of said Block and the herein described tract, from which a found 1-inch iron rod bears South 60°43’ West, 0.26 feet;

THENCE, South 71°35’50” West, along a southwest line of said Block 7, a distance of 150.00 feet to the curved east R.O.W. line of Interstate Highway 610 (West Loop South) (Width Varies) for the most westerly southwest corner of said Block 7 and the herein described tract and for a point of tangency of a non-tangent curve to the right, from which a found 1-inch iron rod bears North 66°35’ West, 0.36 feet;

THENCE, Northerly, an arc distance of 288.32 feet along said east R.O.W. line and the west line of said Block 7 and along said curve to the right, having a central angle of 01°26’45”, a radius of 11,425.80 feet and a chord which bears North 05°14’26” West, 288.31 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set marking the northwest corner of the herein described tract;

THENCE, departing said east R.O.W. line and over and across the aforesaid Aramco Services Company tract, the following courses and distances:

North 89°49’01” East, a distance of 86.98 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

South 45°41’49” East, a distance of 14.27 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 34.78 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 44°49’01” East, a distance of 14.14 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 215.65 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 44°49’01” East, a distance of 52.57 feet to an “X” set in concrete for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 396.89 feet to “X” set in concrete set in the curved west R.O.W. line of Meyer Park Drive (60 feet wide) and the east line of the aforesaid Block 7 and marking a point of curvature of a non-tangent curve to the left and the northeast corner of the herein described tract;

THENCE, Southerly, an arc distance of 170.01 feet along said west R.O.W. line and the east line of said Block 7 and along said curve to the left, having a central angle of 10°49’14”, a radius of 900.22 feet and a chord which bears South 16°02’49” East, 169.76 feet to the most northerly end of a cutback-line for the most easterly southeast corner of said Block 7 and the herein described tract, from which a found 5/8-inch iron rod bears South 05°53’ East, 0.17 feet;

THENCE, South 23°32’34” West, along said cutback-line, a distance of 14.16 feet to the aforesaid north R.O.W. line of Braeswood Boulevard for the most southerly southeast corner of said Block 7 and the herein described tract, from which a found 5/8-inch iron rod bears South 16°31’ East, 0.65 feet;

THENCE, South 68°32’34” West, along the common line of said north R.O.W. line and the south line of said Block 7, a distance of 435.95 feet to a point of curvature of a tangent curve to the right, from which a found 5/8-inch iron rod bears South 19°40’ West, 0.22 feet;

THENCE, Southwesterly, an arc distance of 107.06 feet continuing along said common line and said curve to the right, having a central angle of 01°04’14”, a radius of 5,730.00 feet and a chord which bears South 69°04’41” West, 107.06 feet to a point of reverse curvature for a tangent curve to the left, from which a found 5/8-inch iron rod bears South 62°55’ West, 0.20 feet;

THENCE, Southwesterly, an arc distance of 107.06 feet continuing along said common line and said curve to the left, having a central angle, of 01°04’14”, a radius of 5,730.00 feet and a chord which bears South 69°04’41” West, 107.06 feet to a point of tangency, from which a found 5/8-inch iron rod bears South 09°03’ East, 0.55 feet;

THENCE, South 68°32’34” West, continuing along said common line, a distance of 45.05 feet to the POINT OF BEGINNING and containing 5.313 acres (231,427 square feet) of land.  This description is based on the Land Title Survey and plat made by Terra Surveying Company, Inc., dated July 1, 2002, latest revision dated April 27, 2005.  TSC Project Number 0038-0101-S.

EXHIBIT “B” TO SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

EXHIBIT “C” TO SPECIAL WARRANTY DEED

AFFIDAVIT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

AFFIDAVIT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS  INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

This Affidavit is executed as of the          day of                               , 20        by                                               , who, after being duly sworn by the undersigned notary public, upon (his/her) oath did depose and say as follows:

My name is                                                                         , I am over the age of 21 years, have personal knowledge of the facts set forth in this Affidavit and am in all things competent to give this Affidavit.

I am the                                        of                                            (“Owner”), the owner of the real property located in Houston, Harris County, Texas (the “Property”).  This Affidavit is given pursuant to the requirements set forth in that certain Special Warranty Deed dated                     , 200    ecorded under Clerk’s File No.                                      in the Official Public Records of Real Property of Harris County, Texas (the “Deed”).

Owner intends, not sooner that sixty (60) days from the date of the recordation of this Affidavit in the Official Public Records of Real Property of Harris County, Texas, to subject all or a part of the Property to a declaration for the purposes of establishing a condominium regime over all or a part of the Property.

Prior to the recordation of this Affidavit Owner, fully in accordance with the terms of the Deed, gave written notice of its intent to subject all or a part of the Property to a declaration for the purposes of establishing a condominium regime over all or a part of the Property to the grantor under the Deed.  Such written notice was delivered to such grantor by United States certified mail, as a certified item with postage paid and return receipt requested, addressed as follows:

Verandah Owner Limited Partnership
c/o BlackRock Realty Advisors, Inc.

300 Campus Drive, 3rd Floor, Florham Park, New Jersey 07932

Attention: Jeremy Litt, Esq.

with a copy to

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts  02109

Attention:  Lawrence R. Cahill, Esq.

End of Affidavit

Name:	(typed or printed)

Address:

SUBSCRIBED, SWORN TO AND ACKNOWLEDGED by                                              before me this          day of                             , 20      .

Notary Public in and for the State of

EXHIBIT “A” TO AFFIDAVIT

PROPERTY DESCRIPTION

Being a tract or parcel containing 5.313 acres (231,427 square feet) of land situated in the James D. Owen Survey, Abstract Number 612; being out of and a part of Unrestricted Block 7, of MEYER PARK, SECTION 2, a subdivision plat of record in Volume 142, Page 30, Harris County Map Records; and being out of and a part of that certain tract of land (Tract One) conveyed to Aramco Services Company as described in deed recorded under Harris County Clerk’s File (H.C.C.F.) Number H104446, Harris County, Texas; and being that certain called 5.313 acre tract conveyed to Verandah IH-610, L.P. as described in deed recorded under H.C.C.F. number W636306; and said 5.313 acre tract being more particularly described by metes and bounds as follows (bearings are oriented to said record plat):

BEGINNING at 1-inch iron rod found in the north right-of-way (R.O.W.) line of Braeswood Boulevard (100 feet wide) and marking the most southerly southwest corner of the aforesaid Block 7 and the herein described tract;

THENCE, North 06°18’24” West, along a southwest line of said Block 7, a distance of 150.00 feet to an interior corner of said Block and the herein described tract, from which a found 1-inch iron rod bears South 60°43’ West, 0.26 feet;

THENCE, South 71°35’50” West, along a southwest line of said Block 7, a distance of 150.00 feet to the curved east R.O.W. line of Interstate Highway 610 (West Loop South) (Width Varies) for the most westerly southwest corner of said Block 7 and the herein described tract and for a point of tangency of a non-tangent curve to the right, from which a found 1-inch iron rod bears North 66°35’ West, 0.36 feet;

THENCE, Northerly, an arc distance of 288.32 feet along said east R.O.W. line and the west line of said Block 7 and along said curve to the right, having a central angle of 01°26’45”, a radius of 11,425.80 feet and a chord which bears North 05°14’26” West, 288.31 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set marking the northwest corner of the herein described tract;

THENCE, departing said east R.O.W. line and over and across the aforesaid Aramco Services Company tract, the following courses and distances:

North 89°49’01” East, a distance of 86.98 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

South 45°41’49” East, a distance of 14.27 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 34.78 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 44°49’01” East, a distance of 14.14 feet to a 5/8-inch iron rod with plastic cap stamped

“Terra Surveying” set for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 215.65 feet to a 5/8-inch iron rod with plastic cap stamped “Terra Surveying” set for an interior corner of the herein described tract;

North 44°49’01” East, a distance of 52.57 feet to an “X” set in concrete for an interior corner of the herein described tract;

North 89°49’01” East, a distance of 396.89 feet to “X” set in concrete set in the curved west R.O.W. line of Meyer Park Drive (60 feet wide) and the east line of the aforesaid Block 7 and marking a point of curvature of a non-tangent curve to the left and the northeast corner of the herein described tract;

THENCE, Southerly, an arc distance of 170.01 feet along said west R.O.W. line and the east line of said Block 7 and along said curve to the left, having a central angle of 10°49’14”, a radius of 900.22 feet and a chord which bears South 16°02’49” East, 169.76 feet to the most northerly end of a cutback-line for the most easterly southeast corner of said Block 7 and the herein described tract, from which a found 5/8-inch iron rod bears South 05°53’ East, 0.17 feet;

THENCE, South 23°32’34” West, along said cutback-line, a distance of 14.16 feet to the aforesaid north R.O.W. line of Braeswood Boulevard for the most southerly southeast corner of said Block 7 and the herein described tract, from which a found 5/8-inch iron rod bears South 16°31’ East, 0.65 feet;

THENCE, South 68°32’34” West, along the common line of said north R.O.W. line and the south line of said Block 7, a distance of 435.95 feet to a point of curvature of a tangent curve to the right, from which a found 5/8-inch iron rod bears South 19°40’ West, 0.22 feet;

THENCE, Southwesterly, an arc distance of 107.06 feet continuing along said common line and said curve to the right, having a central angle of 01°04’14”, a radius of 5,730.00 feet and a chord which bears South 69°04’41” West, 107.06 feet to a point of reverse curvature for a tangent curve to the left, from which a found 5/8-inch iron rod bears South 62°55’ West, 0.20 feet;

THENCE, Southwesterly, an arc distance of 107.06 feet continuing along said common line and said curve to the left, having a central angle, of 01°04’14”, a radius of 5,730.00 feet and a chord which bears South 69°04’41” West, 107.06 feet to a point of tangency, from which a found 5/8-inch iron rod bears South 09°03’ East, 0.55 feet;

THENCE, South 68°32’34” West, continuing along said common line, a distance of 45.05 feet to the POINT OF BEGINNING and containing 5.313 acres (231,427 square feet) of land.  This description is based on the Land Title Survey and plat made by Terra Surveying Company, Inc., dated July 1, 2002, latest revision dated April 27, 2005.  TSC Project Number 0038-0101-S.]

EXHIBIT J

Personal Property

EXHIBIT K

Due Diligence Materials

EXHIBIT L

Seller’s Lease Guidelines